UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2008

BUCK-A-ROO$ HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-51450	05-0581183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

17641 Vanowen Street
Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)

(818) 758-6500
(Registrant's telephone number, including area code)

Deja Foods, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2008, the board of directors of Buck-A-Roo$ Holding Corporation by resolution as authorized by our bylaws increased the size of the board from three members to four members and elected Gary A. Agron to serve as a new director.

Mr. Agron, age 63, is an attorney who has been engaged in the private practice of securities law since 1977, with emphasis on representation of issuers and brokers-dealers in public offerings and private placements of equity securities. Mr. Agron earned a Bachelor of Arts degree and a Juris Doctorate degree from the University of Colorado.

Our board of directors has not yet established any committees. When and if it does, we will file an amendment to this Current Report on Form 8-K to report on which committee(s) Mr. Agron will serve, if any.

On January 23, 2008 and in connection with Mr. Agron's becoming a director, we awarded him stock options convertible into 142,847 shares of our common stock at an exercise price of $0.42. The options are fully vested upon issuance and we intend that they will be subject to an option plan that we expect to adopt in 2008. The term of the options expire on December 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCK-A-ROO$ HOLDING CORPORATION

Date: January 23, 2008	By:	/s/ David Fox
David Fox
Chief Executive Officer